FOR IMMEDIATE RELEASE	Tuesday, May 8, 2018
TEGNA Inc. Reports 2018 First Quarter Results
McLEAN, VA - TEGNA Inc. (NYSE: TGNA) today announced solid financial results for the first quarter ended March 31, 2018.

Highlights for the first quarter of 2018:

•
Revenue was 12 percent higher year-over-year, at the high end of guidance range previously provided, excluding terminated digital businesses; GAAP company revenue from continuing operations grew nine percent year-over-year.

•	Three months of sequential growth in total paid subscribers including customers from streaming OTT services.

•	Subscription revenue up 13 percent year-over-year and full year guidance for subscription revenue raised to up in the mid-teens.

•	Adjusted EBITDA totaled $157 million, an eight percent increase from the first quarter of 2017.

•	GAAP earnings per diluted share from continuing operations were $0.25. Non-GAAP* earnings per diluted share from continuing operations were $0.33, an increase of 32 percent year-over-year.

•
Premion tracking toward full year 2018 guidance, doubling last year’s revenue of $30 million; entered partnership with Major League Baseball to deliver local and regional ads on MLB.TV nationwide and in TEGNA’s 39 markets.

•	Completed $325 million acquisition of KFMB, the CBS-affiliated station in San Diego, KFMB-D2 (CW) and radio broadcast stations KFMB-AM and KFMB-FM in San Diego on February 15, 2018.

* See “Use of Non-GAAP Information” below for more details

“We entered 2018 with a solid foundation for growth. Excluding the impact of the terminated digital businesses, our revenue this quarter grew 12 percent year-over-year, at the high end of our guidance. Even without the benefit of Super Bowl, Olympic and political advertising, revenue grew nearly six percent on a non-GAAP comparable basis,” said Dave Lougee, president and chief executive officer, TEGNA. “Furthermore, three months of sequential growth in total paid subscribers underscores how stable this important revenue stream is for our company and a reflection of how critical our strong broadcast affiliates are to virtual MVPDs. Our growth strategy continues to open up new markets, including a new partnership for Premion that allows us to sell to streaming subscribers of Major League Baseball’s MLB.TV. And the closing and integration of our Midwest Television transaction in San Diego reinforces our proven ability to be a disciplined and strategic consolidator.”

Further highlights from the first quarter:

•
Launched new Premion business offering - Premion launched data management platform Premion Audience Selects, a first-of-its-kind tool which solves an industry-wide challenge by offering data collection on connected TVs and streaming devices. Through Premion Audience Selects, advertisers are able to precisely target specific audiences at scale, removing the barrier of completing individual ad buys with each OTT property.

•
Dominated Super Bowl and Olympics ratings - TEGNA stations dominated audience metrics in both Super Bowl and Olympics. For the Super Bowl, TEGNA stations ranked number one nationally in both ratings and share among all NBC affiliates and had four of the top ten stations in ratings in the adults 25-54 demographic. Buffalo took the number one spot in ratings and Minneapolis took the number one spot in share. For the Olympics, TEGNA stations in Denver and Minneapolis ranked number one and two in ratings, respectively, among all NBC affiliates, and TEGNA held four of the top seven spots in ratings in the adults 25-54 demographic.

•
Expanded Daily Blast LIVE distribution agreements - Working with Sony Pictures Television, entered into non-TEGNA-station distribution deals for 13 additional markets this fall for “Daily Blast LIVE” (DBL), TEGNA’s unique and popular program that crowdsources content in real-time from viewers through social media.

•
Recognized industry-wide for Content Innovation - Won 83 Regional Edward R. Murrow awards, the most in the company’s history and more than any other local broadcaster this year, including nine for excellence in innovation and eight for new pilot concepts created through TEGNA’s Innovation Summit process. Received the very first Service to Community Group Ownership Award from the National Association of Broadcasters for the digital-first investigation, “Selling Girls.”

•
Piloting ATSC 3.0 in Phoenix model market - TEGNA collaborated with the Pearl TV business alliance members as well as national television networks to launch a comprehensive test effort for the Phoenix TV market to show how next-generation ATSC 3.0 technology can be deployed while maintaining existing digital TV service for viewers.

FIRST QUARTER CONTINUING OPERATIONS
TEGNA’s even- to odd-year results are impacted by the cyclical drivers of Olympic, Super Bowl and political advertising due to the company’s high concentration of NBC stations and traditionally favorable political advertising footprint. For 2018, comparisons to 2017 are also negatively impacted by the conclusion of a transition services agreement with Gannett, which ended in June 2017.

On January 1, 2018 TEGNA adopted a new revenue accounting standard (ASC 606) using the modified retrospective approach. The impact of adoption was immaterial to both revenues and expenses.

The following tables summarize the year-over-year changes in revenue categories (in thousands):

Revenue Category	Q1 2018	Q1 2017	Percentage Change

Advertising and marketing services (a)	$282,939	$269,012	5.2%
Subscription	205,556	182,310	12.8%
Political	7,606	2,157	****
Other	5,989	5,591	7.1%
Total company revenues (GAAP basis)	$502,090	$459,070	9.4%

Factor impacting comparisons:
Discontinued digital marketing services	—	(10,501)	(100.0%)
Total company adjusted revenues (non-GAAP basis)	$502,090	$448,569	11.9%

Other factors impacting comparisons
Estimated net incremental Olympic and Super Bowl	(24,000)	(323)	****
Political	(7,606)	(2,157)	****
Total company adjusted revenues (non-GAAP comparable basis)	$470,484	$446,089	5.5%

(a) Includes traditional advertising, digital advertising as well as revenue from the company's digital marketing services business.

On a GAAP basis, total company revenues increased nine percent in the quarter primarily due to $50 million in Olympic and Super Bowl advertising (approximately $24 million of which was estimated to be net incremental), a $23 million increase in subscription revenue and a $5 million increase in political advertising. This was partially offset by the absence of revenue associated with previously discontinued digital marketing services. Total company revenues, excluding terminated digital businesses, were up 12 percent in the quarter.

Advertising and marketing services revenue on a non-GAAP basis, excluding discontinued digital marketing services, increased nine percent in the quarter. On a GAAP basis, advertising and marketing services revenue increased five percent compared to the first quarter of 2017.

	Q1 2018	Q1 2017	Percentage Change

Advertising and marketing services (GAAP basis)	$282,939	$269,012	5.2%
Discontinued digital marketing services	—	(10,501)	(100.0%)
Subtotal advertising and marketing services (non-GAAP basis)	$282,939	$258,511	9.4%

GAAP operating expenses were up nine percent compared to the first quarter of 2017 due primarily to higher programming fees, investments in Premion and higher sales and editorial costs for the Olympics and Super Bowl. These costs were partially offset by the absence of expenses associated with the terminated digital marketing services business. The mix of sales expense to revenue shifts throughout the year based on the company’s product-related cost of sale. In the latter half of the year, this mix shifts to a lower cost of sale due to high margin political revenue.

GAAP operating income was up 11 percent compared to the first quarter of 2017. On a non-GAAP basis, operating income was eight percent higher due primarily to higher revenue growth.

Adjusted EBITDA (a non-GAAP measure detailed in Table 3) totaled $157.3 million in the quarter and the Adjusted EBITDA margin equaled 31.3 percent. Adjusted EBITDA excluding corporate expenses was $170.0 million which resulted in a margin of 33.9 percent.

Net income from continuing operations was $55.2 million. On a non-GAAP basis, net income from continuing operations increased 30 percent year-over-year to $70.8 million reflecting growth in company revenues compared to the first quarter of last year.

Special items in the first quarter of 2018 primarily included a pension payment-related charge of $6.3 million and transaction expenses of $9.5 million primarily associated with the KFMB transaction. Refer to Table 2 for a reconciliation of results on a GAAP and non-GAAP basis.

FIRST QUARTER NON-OPERATING AND CASH FLOW ITEMS
Interest expense in the quarter was $47.7 million compared to $55.4 million in the first quarter of 2017. The decline was due primarily to lower average debt outstanding partially offset by a higher average interest rate.

Other non-operating expenses were $12.5 million in the quarter compared to expenses of $2.1 million in the first quarter of 2017. The 2018 expense primarily reflects pension payment-related charges and transaction expenses associated with the KFMB acquisition.

Cash flow from operating activities for the first quarter of 2018 was $51.2 million. First quarter free cash flow (a non-GAAP measure - refer to Table 4) from continuing operations was $40.5 million.

Debt outstanding was $3.2 billion and total cash was $8.3 million at the end of the quarter.

SECOND QUARTER 2018 OUTLOOK
In the second quarter, TEGNA expects GAAP total company revenue to increase mid-single digits year-over-year driven by subscription revenue growth, political revenue and initiatives. As we approach the tail end of lapping the wind-down of the terminated digital business, which occurred in second quarter last year, the impact to the year-over-year total revenue comparison is only one percent.

CONFERENCE CALL
As previously announced, the company will hold an earnings conference call at 8:30 a.m. ET today. The call can be accessed via a live webcast through the company’s Investors website, investors.TEGNA.com, or listen-only conference lines. U.S. callers should dial 1-866-548-4713 and international callers should dial 1-323-794-2093 at least 10 minutes prior to the scheduled start of the call. The confirmation code for the conference call is 1389535. A replay of the conference call will be available under “Investor Relations” at www.TEGNA.com from Tuesday, May 8, at 12:30 p.m. (ET) to Tuesday, May 22, at 12:30 p.m. (ET). To access the replay, dial 888-203-1112 or 719-457-0820. The confirmation code for the replay is 1389535. Materials related to the call will be available through the Investor Relations section of the company’s website Tuesday morning.

ADDITIONAL INFORMATION
TEGNA Inc. (NYSE: TGNA) is an innovative media company that serves the greater good of our communities. With 47 television stations in 39 markets, TEGNA delivers relevant content and information to consumers across platforms. It is the largest owner of top four affiliates in the top 25 markets, reaching approximately one-third of all television households nationwide. Each month, TEGNA reaches 50 million adults on-air and approximately 30 million across its digital platforms. TEGNA has been consistently honored with the industry’s top awards, including Edward R. Murrow, George Polk, Alfred I. DuPont and Emmy Awards. TEGNA delivers results for advertisers through unparalleled and innovative solutions including OTT local advertising network Premion, centralized marketing resource Hatch, and digital marketing services business (formerly G/O Digital), a one-stop shop for local businesses to connect with consumers through digital marketing. Across platforms, TEGNA tells empowering stories, conducts impactful investigations and delivers innovative marketing solutions. For more information, visit www.TEGNA.com.

Certain statements in this press release may be forward looking in nature or “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. The forward-looking statements contained in this press release are subject to a number of risks, trends and uncertainties that could cause actual performance to differ materially from these forward-looking statements. A number of those risks, trends and uncertainties are discussed in the company’s SEC reports, including the company’s annual report on Form 10-K and quarterly reports on Form 10-Q. Any forward-looking statements in this press release should be evaluated in light of these important risk factors.

TEGNA is not responsible for updating the information contained in this press release beyond the published date, or for changes made to this press release by wire services, Internet service providers or other media.

* * * *

For investor inquiries, contact:	For media inquiries, contact:
Jeffrey Heinz	Anne Bentley
Vice President, Investor Relations	Vice President, Corporate Communications
703-873-6917	703-873-6366
jheinz@TEGNA.com	abentley@TEGNA.com

CONSOLIDATED STATEMENTS OF INCOME Continuing Operations TEGNA Inc. Unaudited, in thousands of dollars (except per share amounts)

Table No. 1
	Quarter ended March 31,
	2018	2017	% Increase (Decrease)

Revenues	$502,090	$459,070	9.4

Operating expenses:
Cost of revenues, exclusive of depreciation	258,493	231,408	11.7
Business units - Selling, general and administrative expenses, exclusive of depreciation	73,621	68,429	7.6
Corporate - General and administrative expenses, exclusive of depreciation	12,708	15,333	(17.1)
Depreciation	13,471	13,217	1.9
Amortization of intangible assets	6,782	5,389	25.8
Asset impairment and facility consolidation charges	—	2,183	(100.0)
Total	365,075	335,959	8.7
Operating income	137,015	123,111	11.3

Non-operating (expense):
Equity loss in unconsolidated investments, net	(1,238)	(1,469)	(15.7)
Interest expense	(47,725)	(55,415)	(13.9)
Other non-operating items	(12,480)	(2,074)	****
Total	(61,443)	(58,958)	4.2

Income before income taxes	75,572	64,153	17.8
Provision for income taxes	20,385	19,495	4.6
Income from continuing operations	$55,187	$44,658	23.6

Earnings from continuing operations per share:
Basic	$0.26	$0.21	23.8
Diluted	$0.25	$0.21	19.0

Weighted average number of common shares outstanding:
Basic	216,276	215,305	0.5
Diluted	216,989	217,569	(0.3)

Dividends declared per share	$0.07	$0.14	(50.0)

USE OF NON-GAAP INFORMATION

The company uses non-GAAP financial performance and liquidity measures to supplement the financial information presented on a GAAP basis. These non-GAAP financial measures should not be considered in isolation from, or as a substitute for, the related GAAP measures, nor should they be considered superior to the related GAAP measures, and should be read together with financial information presented on a GAAP basis. Also, our non-GAAP measures may not be comparable to similarly titled measures of other companies.

Management and the company’s Board of Directors use the non-GAAP financial measures for purposes of evaluating business unit and consolidated company performance. Furthermore, the Leadership Development and Compensation Committee of our Board of Directors uses non-GAAP measures such as Adjusted EBITDA, non-GAAP net income, non-GAAP EPS, Adjusted revenues and free cash flow to evaluate management’s performance. The company, therefore, believes that each of the non-GAAP measures presented provides useful information to investors and other stakeholders by allowing them to view our business through the eyes of management and our Board of Directors, facilitating comparisons of results across historical periods and focus on the underlying ongoing operating performance of our business. The company discusses in this report non-GAAP financial performance measures that exclude from its reported GAAP results the impact of “special items” consisting of transaction costs, severance expense, charges related to asset impairment and facility consolidations, TEGNA Foundation donations, costs associated with the Cars.com spin-off transaction, and tax impacts associated with the acquisition of KFMB. The company believes that such expenses and charges are not indicative of normal, ongoing operations. Such items vary from period to period and are significantly impacted by the timing and nature of these events. Therefore, while the company may incur or recognize these types of expenses and charges in the future, management believes that removing these items for purposes of calculating the non-GAAP financial measures provides investors with a more focused presentation of the company’s ongoing operating performance.

The company also discusses Adjusted EBITDA (with and without corporate expenses), a non-GAAP financial performance measures that it believes offer a useful view of the overall operation of its businesses. The company defines Adjusted EBITDA as net income from continuing operations before (1) interest expense, (2) income taxes, (3) equity income (losses) in unconsolidated investments, net, (4) other non-operating items such as corporate transaction expenses (such as business acquisition and disposition costs) and investment income, (5) severance expense, (6) facility consolidation charges, (7) impairment charges, (8) depreciation and (9) amortization. The most directly comparable GAAP financial measure to Adjusted EBITDA is Net income from continuing operations. Users should consider the limitations of using Adjusted EBITDA, including the fact that this measure does not provide a complete measure of our operating performance. Adjusted EBITDA is not intended to purport to be an alternative to net income as a measure of operating performance or to cash flows from operating activities as a measure of liquidity. In particular, Adjusted EBITDA is not intended to be a measure of free cash flow available for management’s discretionary expenditures, as this measure does not consider certain cash requirements, such as working capital needs, capital expenditures, contractual commitments, interest payments, tax payments and other debt service requirements.

The company also considers adjusted revenues to be an important non-GAAP financial measure. Adjusted revenue is calculated by taking total company revenues on a GAAP basis and adjusting it to exclude (1) estimated net incremental Olympic and Super Bowl revenue, (2) Political revenues, and (3) revenues associated with a discontinued portion of our DMS business. These adjustments are made to the company's reported revenue on a GAAP basis in order to evaluate and assess our core operations on a comparable basis, and it represents the ongoing operations of our broadcast business.

This earnings release also discusses free cash flow, a non-GAAP liquidity measure. Free cash flow is defined as “net cash flow from operating activities” as reported on the statement of cash flows reduced by “purchase of property and equipment”. The company believes that free cash flow is a useful measure for management and investors to evaluate the level of cash generated by operations and the ability of its operations to fund investments in new and existing businesses, return cash to shareholders under the company’s capital program, repay indebtedness, add to the company’s cash balance, or use in other discretionary activities. Management uses free cash flow to monitor cash available for repayment of indebtedness and in discussions with the investment community. Like Adjusted EBITDA, free cash flow is not intended to be a measure of cash flow available for management’s discretionary use.

Tabular reconciliations for all of the non-GAAP financial measures to the most directly comparable GAAP financial measures are presented in the following tables.

NON-GAAP FINANCIAL INFORMATION TEGNA Inc. Unaudited, in thousands of dollars (except per share amounts)

Table No. 2

Reconciliations of certain line items impacted by special items to the most directly comparable financial measure calculated and presented in accordance with GAAP on the company's consolidated statements of income follow:

	GAAP Measure	Special Items		Non-GAAP Measure
	Quarter ended March 31, 2018	Pension lump-sum payment charge	Other non-operating items	Quarter ended March 31, 2018

Other non-operating items	(12,480)	6,300	9,462	3,282
Total non-operating expenses	(61,443)	6,300	9,462	(45,681)
Income before income taxes	75,572	6,300	9,462	91,334
Provision (benefit) for income taxes	20,385	1,608	(1,443)	20,550
Net income from continuing operations	55,187	4,692	10,905	70,784
Net income from continuing operations per share-diluted (a)	$0.25	$0.02	$0.05	$0.33

(a) - Per share amounts do not sum due to rounding.

	GAAP Measure	Special Items			Non-GAAP Measure
	Quarter ended March 31, 2017	Severance expense	Operating asset impairment and facility consolidation	Other non-operating items	Quarter ended March 31, 2017

Operating expenses	335,959	(1,699)	(2,183)	—	332,077
Operating income	123,111	1,699	2,183	—	126,993
Other non-operating items	(2,074)	—	—	9,549	7,475
Total non-operating expenses	(58,958)	—	—	9,549	(49,409)
Income before income taxes	64,153	1,699	2,183	9,549	77,584
Provision for income taxes	19,495	651	803	2,350	23,299
Net income from continuing operations	44,658	1,048	1,380	7,199	54,285
Net income from continuing operations per share-diluted	$0.21	$—	$0.01	$0.03	$0.25

NON-GAAP FINANCIAL INFORMATION TEGNA Inc. Unaudited, in thousands of dollars

Table No. 3

	Quarter ended March 31,
	2018	2017	% Increase (Decrease)
Net income from continuing operations (GAAP basis)	$55,187	$44,658	23.6
Provision for income taxes	20,385	19,495	4.6
Interest expense	47,725	55,415	(13.9)
Equity loss in unconsolidated investments, net	1,238	1,469	(15.7)
Other non-operating items	12,480	2,074	****
Operating income (GAAP basis)	137,015	123,111	11.3
Severance expense	—	1,699	(100.0)
Asset impairment and facility consolidation charges	—	2,183	(100.0)
Adjusted operating income (non-GAAP basis)	137,015	126,993	7.9
Depreciation	13,471	13,217	1.9
Amortization of intangible assets	6,782	5,389	25.8
Adjusted EBITDA (non-GAAP basis)	$157,268	$145,599	8.0
Corporate - General and administrative expense, exclusive of depreciation (non-GAAP basis)	12,708	14,410	(11.8)
Adjusted EBITDA, excluding Corporate (non-GAAP basis)	$169,976	$160,009	6.2

NON-GAAP FINANCIAL INFORMATION TEGNA Inc. Unaudited, in thousands of dollars

Table No. 4

“Free cash flow” is a non-GAAP liquidity measure used in addition to and in conjunction with results presented in accordance with GAAP. Free cash flow should not be relied upon to the exclusion of similar GAAP financial measures.

	Quarter ended March 31,
	2018	2017

Net cash flow from operating activities	$51,186	$139,917
Purchase of property and equipment	(10,643)	(17,959)
Free cash flow	$40,543	$121,958

Note: The 2017 free cash flow numbers presented in the table above includes Cars.com and CareerBuilder which were spun-off and sold, respectively, during 2017.